Exhibit 10.13

Amendment No. 1 to Master Security Agreement

THIS AMENDMENT NO. 1 TO MASTER SECURITY AGREEMENT (this “Amendment”), dated as of December 23, 2015, amends that certain Master Security Agreement dated as of December 23, 2015 between KEY EQUIPMENT FINANCE, A DIVISION OF KEYBANK NATIONAL ASSOCIATION, as Lender, and LGSI EQUIPMENT OF INDIANA, LLC, an Indiana limited liability company, as Borrower (the “Master Agreement”). Unless otherwise specified herein, all capitalized terms shall have the meanings ascribed to them in the Master Agreement.

BORROWER’S FINANCIAL COVENANTS. Borrower hereby covenants with Lender as follows:

1. Covenants. The undersigned agree that the Master Agreement is hereby amended to add the following financial covenant thereto:

Operating Cash Flow to Fixed Charge Ratio. Borrower shall attain a ratio of Operating Cash Flow to Fixed Charges of not less than 1.10 to 1:00. The first test will occur on 3/31/16 and will cover the 3 month period ending 3/31/16. The next test will be for the 6 month period ending 6/30/16, then for the 9 month period ending 9/30/16. Thereafter, the operating cash flow coverage will be tested quarterly, on the last day of each fiscal quarter of Borrower, on a trailing twelve month period. “Operating Cash Flow” means net income after taxes and exclusive of extraordinary gains and losses, gains on sale of fixed assets, and other income; PLUS depreciation, amortization and interest expense; LESS dividends and distributions, in each case as determined with respect to Borrower in accordance with GAAP. “Fixed Charges” means, with respect to Borrower, the sum of interest expense, current maturities of long-term debt and current maturities of capital leases (all calculated for the [relevant] period), in each case as determined with respect to Borrower in accordance with GAAP. “GAAP” means generally accepted accounting principles in the United States as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a basis consistent with the past accounting practices and procedures of Borrower; provided that, if any change in the rules, regulations, pronouncements, opinions or other requirements of the Financial Accounting Standards Board (or any successor thereto or agency with similar function) is made with respect to GAAP, and such change or adoption results in a change in the method of calculating the Operating Cash Flow to Fixed Charge Ratio, then at the option of Lender or Borrower, the parties will enter into good faith negotiations to amend such financial covenant in such manner as the parties shall agree, each acting reasonably, in order to reflect fairly such change or adoption so that the criteria for evaluating the financial condition of Borrower shall be the same in commercial effect after, as well as before, such change or adoption is made (in which case the method of calculating such financial covenants and definitions hereunder shall be determined in the manner so agreed); provided further that, until so amended, such calculations shall continue to be computed in accordance with GAAP as in effect prior to such change or adoption.

2. Compliance. Borrower shall, within 45 days after the last day of each fiscal quarter of Borrower, provide Lender with a certificate (a “Compliance Certificate”) representing that Borrower is in full compliance with the foregoing financial covenants and setting forth the calculations used by Borrower to reach its conclusion. The Compliance Certificate shall be signed by Borrower’s chief financial officer or, if Borrower does not have a chief financial officer, such other officer or employee of Borrower who performs the duties typically undertaken by a chief financial officer.

THIS AMENDMENT IS A LOAN DOCUMENT AND IS BEING DELIVERED IN, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Except as modified hereby, all of the terms, covenants and conditions of the Master Agreement shall remain in full force and effect and are in all respects hereby ratified and affirmed.

Form No.: 96-002AMND.305	Page 1 of 2

IN WITNESS WHEREOF, Lender and Borrower have executed this Amendment as of the date first above written.

Borrower:		Lender:

LGSI EQUIPMENT OF INDIANA, LLC		KEY EQUIPMENT FINANCE, A DIVISION OF KEYBANK NATIONAL ASSOCIATION

By:	/s/ David A. Crittenden	By:	/s/ Krista Spada
	David A. Crittenden		Krista Spada
	Secretary/Treasurer		Vice President

Form No.: 96-002AMND.305	Signature Page to MSA Amendment (Financial Covenants)	Page 2 of 2